UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2012

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On May 31,  2012, New Frontier Media, Inc. (the “Company”) announced that it has filed a complaint  in the United States District Court for the District of Colorado against a publicly-traded South African conglomerate, Hosken Consolidated Investments Limited (Johannesburg Stock Exchange: HCI), its Executive Chairman, Marcel Golding, Longkloof Limited, Mile End Limited, Sabido Investments (Pty) Ltd., Adam Rothstein, Eric Doctorow, Mahomed Khalik Ismail Sheriff, Willem Deon Nel and Barbara Wall (collectively, the “Defendants”). A copy of the press release announcing the filing of the complaint is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The complaint alleges, among other things, that the Defendants violated Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when they failed to disclose that the Defendants were operating as a “group” for the purposes of seeking control of the Company, and the true nature, extent and intent of their “group,” as required by Section 13(d) of the Exchange Act. The complaint also alleges that, because of the Defendants’ failure to disclose material information related to the “group” as required by the advance notice provisions contained in the Company’s Amended and Restated Bylaws (the “Bylaws”), the Defendants’ notice of nominations of candidates for election to the Company’s board of directors at the 2012 annual meeting of shareholders does not comply with the Company’s advance notice provisions, and therefore, such nominations are invalid.

The Company is seeking a declaratory judgment that the Defendants did not comply with the advance notice provisions of the Bylaws and therefore, the nominations presented by the Defendants are invalid, and that the advance notice provisions of the Bylaws are valid and enforceable under Colorado law. Further, the Company is seeking injunctions enjoining the Defendants (a) preliminarily and permanently, from violating Section 13(d) of the Exchange Act, and engaging in any further activities with regard to their shares of the Company’s common stock until the Defendants have filed accurate disclosures under Section 13(d) of the Exchange Act, (b) preliminarily and permanently,  from taking any actions contrary to or inconsistent with the Company’s board of directors’ denial of the validity of the Defendants’ director nominations, and (c) from acquiring additional shares of the Company’s common stock until the Defendants have filed accurate disclosures under Section 13(d) of the Exchange Act.  The Company is also seeking an order that the Defendants divest themselves of any and all shares of the Company’s common stock that they unlawfully acquired in violation of U.S. federal securities laws.

The Company intends to pursue any and all rights available to it with respect to the foregoing matters to the full extent permitted under applicable law.

Important Information and Where to Find It

This report may be deemed to contain solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2012 Annual Meeting of Shareholders of New Frontier Media, Inc.  New Frontier Media and its directors and certain executive officers are deemed participants in the solicitation of proxies from the shareholders of New Frontier Media in connection with the 2012 Annual Meeting. New Frontier Media plans to make a preliminary filing with the Securities and Exchange Commission, or SEC, of a proxy statement and an accompanying proxy card relating to the 2012 Annual Meeting. Information regarding the interests of such participants will be included in the preliminary proxy statement. NEW FRONTIER MEDIA STRONGLY URGES INVESTORS AND OTHER INTERESTED PARTIES TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER PROXY MATERIALS THAT NEW FRONTIER MEDIA FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Preliminary Proxy Statement and any other documents filed by New Frontier Media with the SEC in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and New Frontier Media’s website at http://www.noof.com.

Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should,” “intend” and “likely” and similar expressions identify forward-looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this report may relate to, but are not limited to, statements regarding the Company’s intent to pursue any and all rights available to it to the full extent permitted under applicable law.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in New Frontier Media’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q , or in information disclosed in public conference calls, the date and time of which are released in advance. New Frontier Media is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this report if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc., dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
Name: Marc Callipari
Title: Chief Legal Officer

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc., dated May 31, 2012